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OP                                   EXHIBIT 11.1

                   PARK-OHIO INDUSTRIES, INC. AND SUBSIDIARIES
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                     (In Thousands - Except Per Share Data)

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                                                                                                           NINE MONTHS ENDED
                                                              YEAR ENDED DECEMBER 31                          SEPTEMBER 30
                                                  ---------------------------------------------      ----------------------------
                                                       1994            1995             1996             1996             1997
                                                       ----            ----             ----         -----------      -----------
Income from continuing operations                  $     8,478    $     19,813     $      9,693      $     7,245      $     7,803
Amortization of imputed goodwill associated
   with the earnout shares                                (398)            (77)             (84)             (63)             (63)
                                                   -----------    ------------     ------------      -----------      -----------
Income from continuing operations related to
   shareholders of Common Stock (Primary)                8,080          19,736            9,609            7,182            7,740
Interest associated with convertible senior
   subordinated debentures                               1,009           1,612              999              792              728
                                                   -----------    ------------     ------------      -----------      -----------
Income from continuing operations related to
   shareholders of Common Stock (Fully
   diluted)                                        $     9,089    $     21,348     $     10,608      $     7,974      $     8,468
                                                   ===========    ============     ============      ===========      ===========
Discontinued operations                            $     4,006    $      4,221     $     11,642      $    11,642      $       -0-
                                                   ===========    ============     ============      ===========      ===========
Net income related to shareholders of Common
   Stock (Primary)                                 $    12,086    $     23,957     $     21,251      $    18,824      $     7,740
                                                   ===========    ============     ============      ===========      ===========
Net income related to shareholders of Common
   Stock (Fully diluted)                           $    13,095    $     25,569     $     22,250      $    19,616      $     8,468
                                                   ===========    ============     ============      ===========      ===========

PRIMARY COMPUTATION
   Average shares outstanding during the period      6,949,695       9,885,958       10,433,096       10,406,000       10,650,000
   Effect of General Aluminum Mfg. Company
       earnout shares deemed to be issued              187,500         187,500          187,500          188,000          188,000
   Effect of Kay Home Products, Inc.
       earnout shares deemed to be issued              796,973             -0-              -0-              -0-              -0-
   Effect of dilutive stock options based on
       the treasury stock method using the
       average market price for the period             157,854         183,789          339,583          383,000          183,000
                                                   -----------    ------------     ------------      -----------      -----------
            Shares used                              8,092,022      10,257,247       10,960,179       10,977,000       11,021,000
                                                   ===========    ============     ============      ===========      ===========

   Per share of Common Stock:
       Continuing operations                       $      1.00    $       1.93     $        .88      $       .66      $       .70
       Discontinued operations                             .49             .41             1.06             1.06              -0-
                                                   -----------    ------------     ------------      -----------      -----------
       Net income                                  $      1.49    $       2.34     $       1.94      $      1.72      $       .70
                                                   ===========    ============     ============      ===========      ===========

FULLY DILUTED COMPUTATION
   Average shares outstanding per primary
       computation above                             8,092,022      10,257,247       10,960,179       10,977,000       11,021,000
   Additional effect of dilutive stock
       options based on the treasury stock
       method using the end of period market
       price, if higher than the average
       market price                                        -0-          59,276              -0-          -0-               72,000
   Effect of assuming conversion of the
       Convertible Senior Subordinated
       Debentures                                      723,258       1,150,880        1,150,880        1,151,000        1,118,000
                                                   -----------    ------------     ------------      -----------      -----------
            Shares used                              8,815,280      11,467,403       12,111,059       12,128,000       12,211,000
   Per share of common stock:                      ===========    ============     ============      ===========      ===========

       Continuing operations                       $      1.04    $       1.86     $        .88      $       .66      $       .69
       Discontinued operations                             .45             .37              .96              .96              -0-
                                                   -----------    ------------     ------------      -----------      -----------
       Net income                                  $      1.49    $       2.23     $       1.84      $      1.62      $       .69
                                                   ===========    ============     ============      ===========      ===========
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